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                                                                     EXHIBIT 23B


CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 6, 2004, except for Note 18, as to which the date is February 17, 2004, with respect to the consolidated financial statements of Cingular Wireless LLC (not included separately herein) in the Annual Report (Form 10-K) of BellSouth Corporation for the year ended December 31, 2003.


/s/ Ernst & Young LLP

Atlanta, Georgia
February 23, 2004